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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



Date of report (Date of earliest event reported): February 26, 2001



                             USA TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



Pennsylvania                       33-70992                      23-269963
----------------          ------------------------          --------------------
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)


                             200 Plant Avenue
                           Wayne, Pennsylvania                  19087
                 (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code:   (610) 989-0340







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Item 5.    Other Events.

     On March 5, 2001 the Company entered into a strategic alliance agreement with Marconi Online Systems, Inc., a subsidiary of Marconi, plc. The agreement provides that Marconi and the Company would jointly promote each other's products to the intelligent vending market and the unattended retailing and merchandising systems market. Marconi, plc is a global communications and IT company with 49,000 employees and sales in over 100 countries.

     The strategic alliance agreement grants to Marconi the right to purchase up to 3,000,000 shares of our Common Stock at $1.00 per share at any time for 90 days following March 5, 2001. Marconi also has the right to purchase up to 3,000,000 additional shares at $1.25 per share at any time following 180 days after exercise of the first option. If Marconi does not exercise the first option, then the second option is exercisable for 180 days following March 5, 2001. If Marconi exercises either of the options, Marconi has been granted the right of first refusal on acquisition of the Company. Marconi also has the right to have a representative on our Board of Directors.

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     As part of and in order to further implement the strategic alliance, the parties intend to enter into a supply and support agreement covering their respective products and services. At the time the supply and support agreement is entered into, Marconi has agreed to place an order with us for our products. We anticipate that the supply and support agreement should be entered into prior to May 1, 2001, however, in the event this agreement is not entered into by that date, either party has the option to terminate the strategic alliance.

     On February 26, 2001, (i) we awarded a bonus to each of our Chief Executive Officer and President of 100,000 shares of Common Stock; (ii) we issued to our 5 executive officers an aggregate of 90,000 shares of Common Stock and options to purchase up to 360,000 shares at $1.00 per share and increased the base salaries of these executive officers. The options are exercisable for five years after vesting and vest over a 24 month period; and (iii) we issued options to purchase up to 50,000 shares at $1.00 per share to each of our 6 outside directors. The options vest over a 16 month period and are exercisable during the five year period following vesting. We have agreed to use our best efforts at our cost and expense to register all of these shares as well as all of the shares underlying these options for resale by the holder thereof under the Securities Act of 1933, as amended.

     During the period from July 1, 2000 and through the date hereof, George R. Jensen, Jr., our Chief Executive Officer and Chairman, made gifts of 140,000 shares of our Common Stock beneficially owned by him, and is now the beneficial owner of 845,000 shares of Common Stock (consisting of Common Stock and shares underlying Convertible Senior Notes and options).









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          USA TECHNOLOGIES, INC.


                                          By: /s/ George R. Jensen, Jr.
                                             --------------------------
                                             George R. Jensen, Jr.,
                                             Chief Executive Officer


March 14, 2001